UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

August 22, 2008
Date of Report (Date of earliest event reported)

ECO2 PLASTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

31-1705310
(IRS Employer Identification No.)

680 Second Street, Suite 200
San Francisco, CA 94107

(415) 829-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On August 22, 2008, ECO2 Plastics, Inc. (the “Company”) received $550,000 in the form of a convertible secured bridge loan (the “Loan”) provided by certain investors, including Tom Hutton and funds associated with venture capital firm Trident Capital (collectively, the “Investors”). The Loan is secured by all assets of the Company.  Pursuant to the Loan, the Investors received warrants to purchase an aggregate of 18,333,334 shares of the Company’s common stock at an exercise price of $0.015 cents per share.  The warrants are exercisable at any time prior to April 14, 2015.

The Investors have previously invested in the Company.  Trident Capital has a representative on the Board of Directors of the Company, and Tom Hutton is currently a member of the Board of Directors.

The Loan was obtained as part of a planned total bridge financing of between $3.5 to $5.0 million from certain accredited investors to be made pursuant to the terms of a note and warrant purchase agreement, the balance of which is expected to close by September 15, 2008 (the “Financing”).  The Company anticipates that the Financing will provide between $3.5 and $5.0 million in total new capital.

The purposes of the Financing are (i) to purchase new equipment for the Company’s proprietary CO2 cleansing equipment and other critical spare parts and equipment; (ii) to reduce trade payables; and (iii) to fund continuing operations.  The Company undertook the Financing primarily due to higher than expected equipment and installation costs and working capital requirements related to the expansion of production capacity in the Company’s Riverbank, California processing plant. This Financing will also help fund additional current and future projects and also support the Company’s ability to meet its ongoing cash and working capital needs.

In connection with the Loan, the Company also entered into a First Amendment (the “Amendment”) to that certain Securities Subscription Agreement relating to the Company’s Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock dated as of June 4, 2008 (the “Agreement”). Under the terms of the original Agreement, certain purchasers of the Company’s stock had received the option to acquire up to an aggregate of 140,000,000 shares of the Company’s Series B-2 Convertible Preferred Stock (the “Purchase Rights”) on or prior to September 30, 2008, such date subject to extension or adjustment as provided in the original Agreement.  Pursuant to the Amendment, the date through which the Purchase Rights may be exercised will be extended to March 31, 2009 and the exercise price for purchase of the Series B-2 Convertible Preferred Stock will be reduced from $0.025 per share to $0.0175 per share.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under under an Off-balance Sheet Arrangement of a Registrant.

On August 22, 2008, the Company became obligated on a direct financial obligation in the amount of $550,000.  The Loan accrues interest at a rate of 15% per annum and is due and payable on demand at any time on or after March 31, 2009.  Under the terms of the Loan, the principal amount of and accrued, unpaid interest on the Loan is convertible into certain preferred stock or certain other equity securities of the Company.

Item 1.01 is incorporated herein by reference.

Item 8.01                      Other Events

On August 28, 2008, the Company issued a press release announcing the bridge financing.  A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press release issued by the Company on August 28, 2008, announcing the financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO2 PLASTICS, INC.
 (Registrant)

Date: August 27, 2008

  /s/ Rodney S. Rougelot

Rodney S. Rougelot, CEO